UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	November 24, 2014

OGE ENERGY CORP.
(Exact Name of Registrant as Specified in Its Charter)

Oklahoma
(State or Other Jurisdiction of Incorporation)

1-12579	73-1481638
(Commission File Number)	(IRS Employer Identification No.)

321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321
(Address of Principal Executive Offices)	(Zip Code)

405-553-3000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

* Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
* Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
* Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
* Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
OGE Energy Corp. (the "Company") is the parent company of Oklahoma Gas and Electric Company, a regulated electric utility with approximately 813,000 customers in Oklahoma and western Arkansas. In addition, OGE holds a 26.3 percent limited partner interest and a 50 percent general partner interest in Enable Midstream Partners, LP.
On November 24, 2014, the Company completed the issuance of $100,000,000 in aggregate principal amount of its Floating Rate Senior Notes, Series due November 24, 2017 (the "Senior Notes"). The offering of the Senior Notes was registered under the Securities Act of 1933, as amended, pursuant to the Company's shelf registration on Form S-3ASR (File No. 333-188309). A prospectus supplement relating to the offering and sale of the Senior Notes was filed with the Securities and Exchange Commission on November 20, 2014.
Attached as Exhibit 4.01 is the Supplemental Indenture No. 2 dated as of November 24, 2014 between the Company and UMB Bank, N.A., as trustee, creating the Senior Notes.
Attached as Exhibit 5.01 is an Opinion of Counsel as to the legality of the Senior Notes.
Attached as Exhibit 12.01 is the calculation of the ratio of earnings to fixed charges.
Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

4.01	Supplemental Indenture No. 2 dated as of November 24, 2014 between the Company and UMB Bank, N.A., as trustee, creating the Senior Notes.
5.01	Opinion of Counsel as to the legality of the Senior Notes.
12.01	Calculation of ratio of earnings to fixed charges

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OGE ENERGY CORP.
(Registrant)

By:	/s/ Scott Forbes
Scott Forbes
Controller and Chief Accounting Officer

November 24, 2014